Exhibit 99.6

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Class A Common Stock of the Issuer shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Date: April 6, 2022

MIH Learning B.V.

By:	/s/ Serge de Reus
Name: Serge de Reus
Title: Director

Prosus N.V.

By:	/s/ Basil Sgourdos
Name: Basil Sgourdos
Title: CFO

Naspers Limited

By:	/s/ Basil Sgourdos
Name: Basil Sgourdos
Title: CFO